Exhibit 99.1

English Translation for Information Purposes Only

FIRST MODIFYING AGREEMENT TO THE ADMINISTRATION TRUST CONTRACT NUMBER 80375 EXECUTED ON MARCH 23, 2004, ENTERED INTO BY AND AMONG THE PARTIES SET FORTH BELOW

Parties

I.	Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, Dirección Fiduciaria, pursuant to the purposes set forth in trust No. 80370, represented herein by Lic. Juan Manuel Altamirano León.
II.

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, pursuant to the purposes set forth in trust No. F-0553, represented herein by Lic. María Guadalupe Terreros Barros.

III.

Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, pursuant to the purposes set forth in trust No. 14520-1, represented herein Emilio Fragoso García and Marcela Arrieta Barraza.

IV.	Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, Dirección Fiduciaria, represented herein by Lic. Ricardo Antonio Rangel Fernández Mac Gregor.
V.	Emilio Fernando Azcárraga Jean.
VI.	Promotora Inbursa, S.A. de C.V., represented herein by its legal representative, José Heredia Bretón.
VII.

María Asunción Aramburuzabala Larregui, Lucrecia Aramburuzabala Larregui de Fernández, María de las Nieves Fernández González, Antonino Fernández Rodríguez, each of them in their own right and Carlos Fernández González, represented herein by Antonino Fernández Rodríguez.

VIII.	Grupo Televisa, S.A. represented herein by Emilio Fernando Azcárraga Jean and Alfonso de Angoitia Noriega.
IX.	Grupo Televicentro, S.A. de C.V. represented herein by Emilio Fernando Azcárraga Jean and Alfonso de Angoitia Noriega.

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Recitals

One.	That on March 23, 2004 the parties to this modifying agreement executed the Administration Trust Contract number 80375 (the “Trust”).

Representations

First.	The parties declare, through their representatives, that they are present at the execution of this agreement in order to modify clause 19 of the Trust.

Second.	That the powers granted to them to appear here have not been limited or revoked in any way.

Third.	Uppercase terms that are not expressly defined herein have the meanings ascribed to them in the Trust.

Clauses

First. Modification of the Trust. – The parties agree to modify paragraph (a) of clause 19. of the Trust so that it is rewritten in the following manner:

“19. Revocation. Whereas, the termination cause provided in article 392 subsection VI of the General Law of Negotiable Instruments and Credit Operations, each one of the Settlors-Beneficiaries may request, without limitation, the partial revocation of the present Trust, in respect with it and its rights pursuant to the present Agreement, as well as the revert of the assets ownership which conform the respective Unit pursuant to the provisions of the present Trust, on the dates and proportions mentioned hereunder:

(a)

On the date in which the Conditions Precedent are fulfilled, (i) the Settlor-Beneficiary C may request from the Trustee the release and reversion of up to 2,006,637 GTC Certificates which conform Unit C and of which it is beneficiary under this Trust, and (ii) the Settlor-Beneficiary A may request from the Trustee the release and reversion of up to 3,082,482 GTC Certificates which conform Unit A and of which it is a beneficiary under this Trust.”

Second. No Novation. – Except for the modifications made to the preceding clause of this agreement, all other clauses and stipulations contained in the Trust shall remain in force and effect, because there has been no novation of these stipulations.

Third. Jurisdiction and Competence. – For the interpretation, execution and fulfillment of the present agreement, the parties submit to the dispositions of the General Law of Credit Titles and Operations, Mexico’s banking, stock market and commercial laws and uses, and to the jurisdiction of the competent tribunals of Mexico City, Federal District.

This first modifying agreement to the Trust Contract No. 80375 created by Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, March 23, 2004, is signed in Mexico City, Federal District, on the 16th of December, 2004.

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Settlor-Beneficiary A		Settlor-Beneficiary B
/s/ Juan Manuel Altamirano León		/s/ María Guadalupe Terreos Barros
Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, Dirección Fiduciaria, in compliance with the purposes of Trust No. 80370.		Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, in compliance with the purposes of Trust No. F-0553.
By: Lic. Juan Manuel Altamirano León		By: María Guadalupe Terreros Barros
Deputy Attorney		Deputy Trustee

Settlor-Beneficiary C		The Trustee
/s/ Emilio Fragoso García		/s/ Ricardo Antonio Rangel Fernández Mac Gregor
/s/ Marcela Arrieta Barraza		Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, Dirección Fiduciaria.
Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, in compliance with the purposes of Trust No. 14520-1.		By:	Lic. Ricardo Antonio Rangel Fernandez Mac Gregor General Deputy Trustee

By:	Emilio Fragoso García and Marcela Arrieta Barraza

/s/ Emilio Fernando Azcárraga Jean		/s/ José Heredia Bretón
Emilio Fernando Azcárraga Jean		Promotora Inbursa, S.A. de C.V. By: José Heredia Bretón

/s/ María Asunción Aramburuzabala Larregui		/s/ Emilio Fernando Azcárraga Jean
María Asunción Aramburuzabala Larregui		/s/ Alfonso de Angoitia Noriega
Grupo Televisa, S.A.
		By:	Emilio Fernando Azcárraga Jean and Alfonso de Angoitia Noriega

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/s/ Lucrecia Aramburuzabala Larregui de Fernández
Lucrecia Aramburuzabala Larregui de Fernández

/s/ María de las Nieves Fernández González	/s/ Emilio Fernando Azcárraga Jean
María de las Nieves Fernández González	/s/ Alfonso de Angoitia Noriega
Grupo Televicentro, S.A. de C.V.
By: Emilio Fernando Azcárraga Jean and Alfonso de Angoitia Noriega

/s/ Antonino Fernandez Rodríguez
Antonino Fernandez Rodríguez
/s/ Carlos Fernandez González
Carlos Fernandez González, represented by Antonino Fernandez Rodríguez